DUN & BRADSTREET REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

JACKSONVILLE, Fla. - May 9, 2022: Dun & Bradstreet Holdings, Inc. (NYSE: DNB), a leading global provider of business decisioning data and analytics, today announced unaudited financial results for the first quarter ended March 31, 2022. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

•GAAP Revenue and Adjusted Revenue for the first quarter of 2022 were both $536.0 million. GAAP Revenue increased 6.2% and 7.9% on a constant currency basis compared to the first quarter of 2021. Adjusted Revenue increased 5.3% and 6.9% on a constant currency basis compared to the first quarter of 2021.

•Excluding the impact of acquisitions and divestitures, organic revenue, before the effect of foreign exchange, was $528.8 million, an increase of 4.5% compared to first quarter of 2021.

•GAAP Net loss for the first quarter of 2022 was $31.3 million, or diluted loss per share of $0.07, compared to net loss of $25.0 million or diluted loss per share of $0.06 for the prior year quarter. Adjusted net income was $102.5 million, or adjusted diluted earnings per share of $0.24, compared to adjusted net income of $97.8 million, or adjusted diluted earnings per share of $0.23 for the prior year quarter.

•Adjusted EBITDA for the first quarter of 2022 was $190.1 million, up 2.4% compared to the first quarter of 2021, and adjusted EBITDA margin was 35.5%.

“We are pleased with our solid start to the year, as we delivered organic growth of 4.5 percent during the first quarter with balanced performance across both our North America and International business segments,” said Anthony Jabbour, Dun & Bradstreet Chief Executive Officer. “We are executing well, our investments are paying off and we remain confident in our ability to deliver on our full year 2022 goals, advance our long-term strategy, and deliver increased shareholder value.”

Segment Results

North America

For the first quarter of 2022, North America revenue was $367.3 million, an increase of $27.9 million or 8.2% (both after and before the effect of foreign exchange) compared to the first quarter of 2021. Excluding the impact of acquisitions which contributed revenue of $12.8 million, North America organic revenue increased 4.4%.

•Finance and Risk revenue for the first quarter of 2022 was $202.2 million, an increase of $11.7 million or 6.2% (both after and before the effect of foreign exchange) compared to the first quarter of 2021.

•Sales and Marketing revenue for the first quarter of 2022 was $165.1 million, an increase of $16.2 million or 10.9% (both after and before the effect of foreign exchange) compared to the first quarter of 2021.

North America adjusted EBITDA for the first quarter of 2022 was $153.3 million, an increase of 1.5%, with adjusted EBITDA margin of 41.7%.

International

International revenue for the first quarter of 2022 was $168.7 million, a decrease of $1.2 million or 0.7%, and an increase of 4.2% on a constant currency basis, compared to the first quarter of 2021. Excluding the negative impact of foreign exchange of $8.3 million and the impact of divestitures, organic revenue on a constant currency basis increased 4.6%.

•Finance and Risk revenue for the first quarter of 2022 was $109.0 million, an increase of $1.6 million or 1.5% and 5.7% on a constant currency basis compared to the first quarter of 2021.

•Sales and Marketing revenue for the first quarter of 2022 was $59.7 million, a decrease of $2.8 million or 4.5% and an increase of 1.6% on a constant currency basis compared to the first quarter of 2021.

International adjusted EBITDA for the first quarter of 2022 was $55.1 million, an increase of 7.0%, with adjusted EBITDA margin of 32.6%.

Balance Sheet

As of March 31, 2022, we had cash and cash equivalents of $215.8 million and total principal amount of debt of $3,795.9 million. We had $750 million available on our $850 million revolving credit facility as of March 31, 2022.

Business Outlook

•Adjusted Revenues are expected to be in the range of $2,270 million to $2,315 million.
•Adjusted EBITDA is expected to be in the range of $865 million to $905 million.
•Adjusted EPS is expected to be in the range of $1.13 to $1.20.

The foregoing forward-looking statements reflect Dun & Bradstreet’s expectations as of today's date and Revenue assumes constant foreign currency rates. Dun & Bradstreet does not present a qualitative reconciliation of its forward-looking non-GAAP financial measures to the most directly comparable GAAP measure due to the inherent difficulty, without unreasonable efforts, in forecasting and quantifying with reasonable accuracy significant items required for this reconciliation. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. Dun & Bradstreet does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Earnings Conference Call and Audio Webcast

Dun & Bradstreet will host a conference call to discuss the first quarter 2022 financial results on May 9, 2022 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing 844-200-6205 (USA), 833-950-0062 (Canada) or 929-526-1599 (International) and enter conference ID: 813650. The conference call replay will be available from 8:00 p.m. ET on May 9, 2022, through May 23, 2022, by dialing 866-813-9403 (USA), 226-828-7578 (Canada), or +44 204-525-0658 (International). The replay passcode will be 697317.

The call will also be webcast live from Dun & Bradstreet’s investor relations website at https://investor.dnb.com. Following the completion of the call, a recorded replay of the webcast will be available on the website.

About Dun & Bradstreet

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet’s Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses. Since 1841, companies of every size have relied on Dun & Bradstreet to help them manage risk and reveal opportunity. For more information on Dun & Bradstreet, please visit www.dnb.com.

Use of Non-GAAP Financial Measures

In addition to reporting GAAP results, we evaluate performance and report our results on the non-GAAP financial measures discussed below. We believe that the presentation of these non-GAAP measures provides useful information to investors and rating agencies regarding our results, operating trends and performance between periods. These non-GAAP financial measures include adjusted revenue, organic revenue, adjusted earnings before interest, taxes, depreciation and amortization (‘‘adjusted EBITDA’’), adjusted EBITDA margin, adjusted net income and adjusted net earnings per diluted share. Adjusted results are non-GAAP measures that adjust for the impact due to certain acquisition and divestiture related revenue and expenses, such as costs for banker fees, legal fees, due diligence, retention payments and contingent consideration adjustments, restructuring charges, equity-based compensation, and other non-core gains and charges that are not in the normal course of our business, such as costs associated with early debt redemptions, gains and losses on sales of businesses, impairment charges, the effect of significant changes in tax laws and material tax and legal settlements. We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of our ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, primarily the Take-Private Transaction. We believe that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, our costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in our operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. In addition, we isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both our prior and current periods’ foreign currency revenue by a constant rate. As a result, we monitor our adjusted revenue growth both after and before the effects of foreign exchange rate changes. We believe that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance and comparability of our operating results from period to period. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP.

Our non-GAAP or adjusted financial measures reflect adjustments based on the following items, as well as the related income tax.

Adjusted Revenue

We define adjusted revenue as revenue to include a revenue adjustment due to the timing of the completion of the Bisnode acquisition. Management uses this measure to evaluate ongoing performance of the business period over period. In addition, we isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both our prior and current periods’ foreign currency revenue by a constant rate.

Organic Revenue

We define organic revenue as adjusted revenue before the effect of foreign exchange excluding revenue from acquired businesses for the first twelve months. In addition, organic revenue excludes current and prior year revenue associated with divested businesses. We believe the organic measure provides investors and analysts with useful supplemental information regarding the Company’s underlying revenue trends by excluding the impact of acquisitions and divestitures. Revenue from acquired businesses is primarily related to the acquisitions of Eyeota Holdings Pte Ltd and NetWise Data, LLC in the fourth quarter of 2021. Revenue from divested businesses is related to the business-to-consumer business in Germany that was classified as asset held for sale at March 31, 2022.

Adjusted EBITDA and Adjusted EBITDA Margin

We define adjusted EBITDA as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. excluding the following items:

•depreciation and amortization;

•interest expense and income;

•income tax benefit or provision;

•other non-operating expenses or income;

•equity in net income of affiliates;

•net income attributable to non-controlling interests;

•other incremental or reduced expenses and revenue from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger, acquisition and divestiture-related operating costs;

•transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program;

•legal expense associated with significant legal and regulatory matters; and

•asset impairment.

We calculate adjusted EBITDA margin by dividing adjusted EBITDA by adjusted revenue.

Adjusted Net Income

We define adjusted net income as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. adjusted for the following items:

•incremental amortization resulting from the application of purchase accounting. We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and is not indicative of our ongoing and underlying operating performance. The Company believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, the Company’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in the Company’s operating costs as personnel, data fee, facilities, overhead and similar items;

•other incremental or reduced expenses and revenue from the application of purchase accounting (e.g. commission asset amortization);

•equity-based compensation;

•restructuring charges;

•merger, acquisition and divestiture-related operating costs;

•transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with our synergy program;

•legal expense associated with significant legal and regulatory matters;

•asset impairment;

•merger, acquisition and divestiture-related non-operating costs;

•debt refinancing and extinguishment costs; and

•tax effect of the non-GAAP adjustments and the impact resulting from the enactment of the Coronavirus Aid, Relief, and Economic Security Act ( the “CARES Act”).

Adjusted Net Earnings Per Diluted Share

We calculate adjusted net earnings per diluted share by dividing adjusted net income (loss) by the weighted average number of common shares outstanding for the period plus the dilutive effect of common shares potentially issuable in connection with awards outstanding under our stock incentive plan.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, including statements regarding expectations, hopes, intentions or strategies regarding the future. Forward-looking statements are based on Dun & Bradstreet’s management’s beliefs, as well as assumptions made by, and information currently available to, them. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. It is not possible to predict or identify all risk factors. Consequently, the risks and uncertainties listed below should not be considered a complete discussion of all of our potential trends, risks and uncertainties. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) our ability to implement and execute our strategic plans to transform the business; (ii) our ability to develop or sell solutions in a timely manner or maintain client relationships; (iii) competition for our solutions; (iv) harm to our brand and reputation; (v) unfavorable global economic conditions; (vi) risks associated with operating and expanding internationally; (vii) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (viii) failure in the integrity of our data or systems; (ix) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (x) loss of access to data sources or ability to transfer data across the data sources in markets we operate; (xi) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xii) loss or diminution of one or more of our key clients, business partners or government contracts; (xiii) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xiv) our ability to protect our intellectual property adequately or cost-effectively; (xv) claims for intellectual property infringement; (xvi) interruptions, delays or outages to subscription or payment processing platforms; (xvii) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xviii) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xix) compliance with governmental laws and regulations; (xx) risks related to the voting letter agreement among and registration and other rights held by certain of our largest shareholders; (xxi) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; (xxii) the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; (xxiii) increased economic uncertainty related to the ongoing conflict between Russia and Ukraine, and (xxiv) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our consolidated financial statements for the year ended December 31, 2021, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") on February 24, 2022.

Dun & Bradstreet Holdings, Inc.
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three months ended March 31,
	2022	2021
Revenue	$536.0	$504.5
Cost of services (exclusive of depreciation and amortization)	176.7	160.9
Selling and administrative expenses	188.2	179.8
Depreciation and amortization	149.4	149.7
Restructuring charges	5.3	5.8
Operating costs	519.6	496.2
Operating income (loss)	16.4	8.3
Interest income	0.3	0.1
Interest expense	(47.2)	(48.9)
Other income (expense) - net	(9.3)	6.8
Non-operating income (expense) - net	(56.2)	(42.0)
Income (loss) before provision (benefit) for income taxes and equity in net income of affiliates	(39.8)	(33.7)
Less: provision (benefit) for income taxes	(9.3)	(9.8)
Equity in net income of affiliates	0.7	0.6
Net income (loss)	(29.8)	(23.3)
Less: net (income) loss attributable to the non-controlling interest	(1.5)	(1.7)
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc.	$(31.3)	$(25.0)

Basic earnings (loss) per share of common stock attributable to Dun & Bradstreet Holdings, Inc.	$(0.07)	$(0.06)
Diluted earnings (loss) per share of common stock attributable to Dun & Bradstreet Holdings, Inc.	$(0.07)	$(0.06)
Weighted average number of shares outstanding-basic	428.8	428.5
Weighted average number of shares outstanding-diluted	428.8	428.5

Dun & Bradstreet Holdings, Inc.
Consolidated Balance Sheets
(In millions, except share data and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$215.8	$177.1
Accounts receivable, net of allowance of $17.5 at March 31, 2022 and $16.5 at December 31, 2021	339.4	401.7
Prepaid taxes	52.9	52.2
Other prepaids	67.8	63.9
Interest rate swap assets	42.4	10.1
Other current assets	14.0	13.0
Total current assets	732.3	718.0
Non-current assets
Property, plant and equipment, net of accumulated depreciation of $30.3 at March 31, 2022 and $27.5 at December 31, 2021	95.6	96.8
Computer software, net of accumulated amortization of $258.8 at March 31, 2022 and $234.2 at December 31, 2021	563.4	557.4
Goodwill	3,475.4	3,493.3
Deferred income tax	17.2	18.5
Other intangibles	4,689.7	4,824.5
Deferred costs	116.7	116.1
Other non-current assets	166.9	172.6
Total non-current assets	9,124.9	9,279.2
Total assets	$9,857.2	$9,997.2
Liabilities
Current liabilities
Accounts payable	$74.9	$83.5
Accrued payroll	62.3	125.6
Short-term debt	32.7	28.1
Deferred revenue	632.8	569.4
Other accrued and current liabilities	170.7	198.3
Total current liabilities	973.4	1,004.9
Long-term pension and postretirement benefits	167.0	178.4
Long-term debt	3,688.7	3,716.7
Deferred income tax	1,180.1	1,207.2
Other non-current liabilities	139.1	144.7
Total liabilities	6,148.3	6,251.9
Commitments and contingencies

Equity
Common Stock, $0.0001 par value per share, authorized—2,000,000,000 shares; 434,988,280 shares issued and 434,115,063 shares outstanding at March 31, 2022 and 432,070,999 shares issued and 431,197,782 shares outstanding at December 31, 2021	—	—
Capital surplus	4,506.8	4,500.4
Accumulated deficit	(793.1)	(761.8)
Treasury Stock, 873,217 shares at both March 31, 2022 and December 31, 2021	(0.3)	(0.3)
Accumulated other comprehensive loss	(69.9)	(57.1)
Total stockholder equity	3,643.5	3,681.2
Non-controlling interest	65.4	64.1
Total equity	3,708.9	3,745.3
Total liabilities and stockholder equity	$9,857.2	$9,997.2

Dun & Bradstreet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three months ended March 31,
	2022	2021
Cash flows provided by (used in) operating activities:
Net income (loss)	$(29.8)	$(23.3)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	149.4	149.7
Amortization of unrecognized pension loss (gain)	(0.1)	0.5
Debt early redemption premium expense	16.3	—
Amortization and write off of deferred debt issuance costs	11.0	4.7
Equity-based compensation expense	10.7	7.6
Restructuring charge	5.3	5.8
Restructuring payments	(4.0)	(3.3)
Changes in deferred income taxes	(28.8)	(26.1)
Changes in operating assets and liabilities: (1)
(Increase) decrease in accounts receivable	59.5	9.9
(Increase) decrease in prepaid taxes, other prepaids and other current assets	(5.7)	61.2
Increase (decrease) in deferred revenue	70.9	78.7
Increase (decrease) in accounts payable	(12.1)	(2.1)
Increase (decrease) in accrued liabilities	(70.6)	(61.2)
Increase (decrease) in other accrued and current liabilities	(16.4)	(9.1)
(Increase) decrease in other long-term assets	0.6	(2.6)
Increase (decrease) in long-term liabilities	(18.1)	(23.9)
Net, other non-cash adjustments	0.7	1.7
Net cash provided by (used in) operating activities	138.8	168.2
Cash flows provided by (used in) investing activities:
Acquisitions of businesses, net of cash acquired	—	(617.0)
Cash settlements of foreign currency contracts	(1.7)	23.3
Capital expenditures	(4.1)	(1.2)
Additions to computer software and other intangibles	(43.6)	(42.4)
Other investing activities, net	—	(0.6)
Net cash provided by (used in) investing activities	(49.4)	(637.9)
Cash flows provided by (used in) financing activities:
Payments for debt early redemption premiums	(16.3)	—
Payment of long term debt	(420.0)	—
Proceeds from borrowings on Credit Facility	1.7	50.0
Proceeds from borrowings on Term Loan Facility	460.0	300.0
Payments of borrowings on Credit Facility	(61.7)	(50.0)
Payments of borrowing on Term Loan Facility	(7.0)	(7.0)
Payment of debt issuance costs	(7.4)	(2.6)
Other financing activities, net	(0.3)	(0.3)
Net cash provided by (used in) financing activities	(51.0)	290.1
Effect of exchange rate changes on cash and cash equivalents	0.3	0.7
Increase (decrease) in cash and cash equivalents	38.7	(178.9)
Cash and Cash Equivalents, Beginning of Period	177.1	352.3
Cash and Cash Equivalents, End of Period	$215.8	$173.4
Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Income taxes payment (refund), net	$30.5	$(57.4)
Interest	$40.7	$63.0
(1)Net of the effect of acquisitions.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In millions)

Reconciliation of Revenue to Adjusted Revenue and Organic Revenue

	Three months ended March 31,
	2022	2021
GAAP Revenue	$536.0	$504.5
Revenue adjustment due to the Bisnode acquisition close timing	—	4.6
Adjusted revenue (a)	$536.0	$509.1
Foreign currency impact	7.3	(1.0)
Adjusted revenue before the effect of foreign currency (a)	$543.3	$508.1
Revenue from acquisition and divestiture - before the effect of foreign currency	(14.5)	(2.3)
Organic revenue - before the effect of foreign currency (a)	$528.8	$505.8

North America	$367.3	$339.4
International	168.7	169.9
Segment revenue	$536.0	$509.3
Corporate and other (a)	—	(0.2)
Foreign currency impact	7.3	(1.0)
Adjusted revenue before the effect of foreign currency (a)	$543.3	$508.1
Revenue from acquisition and divestiture - before the effect of foreign currency	(14.5)	(2.3)
Organic revenue - before the effect of foreign currency (a)	$528.8	$505.8

(a) Including impact of deferred revenue purchase accounting adjustments	$—	$(0.2)

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In millions)

	Three months ended March 31,
	2022	2021
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc.	$(31.3)	$(25.0)
Depreciation and amortization	149.4	149.7
Interest expense - net	46.9	48.8
(Benefit) provision for income tax - net	(9.3)	(9.8)
EBITDA	155.7	163.7
Other income (expense) - net	9.3	(6.8)
Equity in net income of affiliates	(0.7)	(0.6)
Net income (loss) attributable to non-controlling interest	1.5	1.7
Other incremental or reduced expenses and revenue from the application of purchase accounting	(3.9)	(0.7)
Equity-based compensation	10.7	7.6
Restructuring charges	5.3	5.8
Merger, acquisition and divestiture-related operating costs	5.1	3.1
Transition costs	6.9	0.9
Legal expense associated with significant legal and regulatory matters	0.2	9.9
Asset impairment	—	1.0
Adjusted EBITDA	$190.1	$185.6

North America	$153.3	$151.0
International	55.1	51.5
Corporate and other (a)	(18.3)	(16.9)
Adjusted EBITDA (a)	$190.1	$185.6
Adjusted EBITDA Margin (a)	35.5%	36.5%
(a) Including impact of deferred revenue purchase accounting adjustments:
Impact to adjusted EBITDA	$—	$(0.2)
Impact to adjusted EBITDA margin	—%	—%

Dun & Bradstreet Holdings, Inc.
Segment Revenue and Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended March 31, 2022
	North America	International	Corporate and Other	Total
Adjusted revenue	$367.3	$168.7	$—	$536.0
Total operating costs	231.2	116.9	20.2	368.3
Operating income (loss)	136.1	51.8	(20.2)	167.7
Depreciation and amortization	17.2	3.3	1.9	22.4
Adjusted EBITDA	$153.3	$55.1	$(18.3)	$190.1

Adjusted EBITDA margin	41.7%	32.6%	N/A	35.5%

	Three months ended March 31, 2021
	North America	International	Corporate and Other (a)	Total
Adjusted revenue	$339.4	$169.9	$(0.2)	$509.1
Total operating costs	201.0	121.2	18.9	341.1
Operating income (loss)	138.4	48.7	(19.1)	168.0
Depreciation and amortization	12.6	2.8	2.2	17.6
Adjusted EBITDA	$151.0	$51.5	$(16.9)	$185.6

Adjusted EBITDA margin	44.5%	30.3%	N/A	36.5%

(a) Includes deferred revenue purchase accounting adjustments.

Dun & Bradstreet Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

	Three months ended March 31,
	2022	2021
Net income (loss) attributable to Dun & Bradstreet Holdings, Inc.	$(31.3)	$(25.0)
Incremental amortization of intangible assets resulting from the application of purchase accounting	127.0	132.1
Other incremental or reduced expenses and revenue from the application of purchase accounting	(3.9)	(0.7)
Equity-based compensation	10.7	7.6
Restructuring charges	5.3	5.8
Merger, acquisition and divestiture-related operating costs	5.1	3.1
Transition costs	6.9	0.9
Legal expense associated with significant legal and regulatory matters	0.2	9.9
Asset impairment	—	1.0
Merger, acquisition and divestiture-related non-operating costs	2.5	2.3
Debt refinancing and extinguishment costs	23.0	1.1
Tax impact of the CARES Act	(0.1)	(0.4)
Tax effect of the non-GAAP adjustments	(42.9)	(39.9)
Adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (a)	$102.5	$97.8
Adjusted diluted earnings (loss) per share of common stock	$0.24	$0.23
Weighted average number of shares outstanding - diluted	429.5	429.0

(a) Including impact of deferred revenue purchase accounting adjustments:
Pre-tax impact	$—	$(0.2)
Tax impact	—	—
Net impact to adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc.	$—	$(0.2)
Net impact to adjusted diluted earnings (loss) per share of common stock	$—	$—

For more information, please contact:

Investor Contact:
904-648-8006
IR@dnb.com

Media Contact:
Lisette Kwong
973-921-6263
KwongL@dnb.com